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                         HIGH SPEED NET SOLUTIONS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the 30th day of June, 2000, by and between High Speed Net Solutions, Inc., a Florida corporation (the "Corporation"), and Robert S. Lowrey (the "Participant").

         WHEREAS, the Board granted Participant an option to purchase shares of the Company's Stock pursuant to the High Speed Net Solutions, Inc. Equity Compensation Plan (the "Plan"); and

         WHEREAS, this Agreement evidences the grant of such option.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. GRANT OF OPTION. The Board granted Participant an option to purchase from the Company, during the period specified in Section 3 and 4 of this Agreement, a total of One Hundred Thousand (100,000) shares of Stock, at the purchase price of Seven Dollars and Fifty Cents ($7.50) per share (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

         2.       DEFINITIONS; AUTHORITY OF BOARD AND COMMITTEE.

                  (a) All capitalized terms used in this Agreement shall have the meanings set out in the Plan unless otherwise specified in this Agreement.

                  (b) "Cause" shall mean that Participant's employment with the Employer or any surviving entity following a Change in Control or Corporate Reorganization shall have terminated principally because (i) of Participant's breach of any employment, noncompetition or other agreement with such entity;
(ii) Participant commits any act of dishonesty toward such entity, theft of corporate property or unethical business conduct, or is convicted of any misdemeanor or felony involving dishonest, immoral or unethical conduct; or
(iii) Participant commits any act of insubordination, fails to comply with any instructions of such entity's president or board of directors, or commits any act or omission which such entity's board of directors determines, in good faith, may materially adversely affect such entity's business or operations, unless Participant cures such action or omission within five (5) days after notice from such entity.


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                  (c)      A "Change in Control" shall be deemed to have
occurred if, after the Company has consummated a public offering:

                           (i) any "Person" as defined in Paragraph 3(a)(9) of the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in paragraphs 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee:

                                    (A)     consummates a tender or exchange
         offer for any shares of the Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Stock are purchased; or

                                    (B)      together with its "affiliates" and
         "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Stock;

                           (ii) a merger or consolidation of the Company with or into another corporation is consummated and the Company's shareholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company's outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Company's assets, or the liquidation of the Company;

                           (iii) a sale or other disposition of all or substantially all of the Company's assets is consummated, or the dissolution or liquidation of the Company is commenced; or

                           (iv) during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this subparagraph (iv).

                  (d) A "Corporate Reorganization" means the happening of any one of the following events prior to the time at which the Company has consummated a public offering: (i)


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the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation involving the Company unless (A) the transaction involves only the Company and one or more of the Company's parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or
(B) the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Company to another corporation, person or business entity; or (iv) an acquisition of Company stock, unless the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the acquisition have the power to elect a majority of the board of directors of the Company immediately following the transaction.

                  (e) An "Involuntary Termination" is any Termination of Employment of Participant: (i) by the Employer or any surviving entity following a Change in Control or Corporate Reorganization for any reason other than for Cause; or (ii) voluntarily by Participant following the assignment to Participant by the Employer or any surviving entity following a Change in Control or Corporate Reorganization of any duties that are significantly incompatible with, and detract from, Participant's position, duties, titles, responsibilities or status with the Employer or any surviving entity following a Change in Control or Corporate Reorganization.

                  (f) All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

         3. VESTING AND EXERCISE OF OPTION. The Option shall vest and become exercisable in increments in accordance with the three-year schedule set forth below measured from April 4, 2000 (the "Commencement Date"), provided that the Option shall vest and become exercisable with respect to an increment as specified only if Participant has not incurred a Termination of Employment as of the specified date for such increment:

                  (a) on the first anniversary of the Commencement Date, the Option shall vest and become exercisable with respect to one-third (1/3) of the Shares;

                  (b) on the second anniversary of the Commencement Date, the Option shall vest and become exercisable with respect to an additional one-third (1/3) of the Shares; and

                  (c) on the third anniversary of the Commencement Date, the Option shall vest and become exercisable with respect to an additional one-third (1/3) of the Shares.


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         The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

         Notwithstanding the foregoing, immediately prior to a Change in Control or Corporate Reorganization the Option shall vest and become exercisable, to the extent not already vested and exercisable, with respect to fifty percent (50%) of the Shares that have not yet vested, provided that Participant has not incurred a Termination of Employment prior to the effective date of such Change in Control or Corporate Reorganization, unless the surviving entity in such Change in Control or Corporate Reorganization assumes the Option or replaces the Option with an option of equivalent value and with comparable terms. In such event, the Company shall send Participant prior written notice of the effectiveness of such event and the last day on which Participant may exercise the Option. On or prior to the last day specified in such notice, Participant may, upon compliance with all of the terms of this Agreement and the Plan, exercise the Option with respect to any or all of the Shares, conditioned upon and subject to the completion of the Change in Control or Corporate Reorganization. To the extent the Option is not so exercised, it shall terminate at 5:00 P.M., eastern standard time, on the last day specified in such notice, conditioned upon and subject to the completion of the Change in Control or Corporate Reorganization. If the surviving entity in such Change in Control or Corporate Reorganization assumes or replaces the Option as described above, the preceding provisions of this paragraph shall not apply; however, if there is an Involuntary Termination of Participant's employment within the period that commences thirty (30) days prior to such Change in Control or Corporate Reorganization and that ends twelve (12) months following the effective date of such Change in Control or Corporate Reorganization, the Option shall vest and become exercisable, to the extent not already vested and exercisable, on the date of such Involuntary Termination.

         4. TERMINATION OF OPTION. The Option shall remain exercisable as specified in Section 3 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

                  (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

                  (b) upon the expiration of three (3) months following the Termination of Employment of Participant for any reason other than Cause, death or Disability;


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                  (c)      immediately upon the Termination of Employment of
Participant by the Employer for Cause;

                  (d) upon the expiration of one (1) year following Participant's Termination of Employment where employment shall have terminated as a result of death or Disability;

                  (e) upon the expiration of one (1) year following the date of Participant's death, if death shall have occurred following Participant's Termination of Employment and while the Option was still exercisable;

                  (f)      at 5:00 P.M., eastern standard time, on the thirtieth
(30th) day following the date that the Company files articles of dissolution with the state in which the Company is incorporated or is otherwise dissolved under applicable law;

                  (g) at 5:00 P.M., eastern standard time, on the last day specified in the notice described in Section 3 above in the event of a Change in Control or Corporate Reorganization; or

                  (h) the ten-year anniversary of the Commencement Date at 5:00 P.M., Eastern Standard Time.

Upon its termination, the Option shall have no further force or effect and Participant shall have no further rights under the Option or to any Shares that have not been purchased pursuant to prior exercise of the Option.

         5.       MANNER OF EXERCISE OF OPTION.

                  (a) The Option may be exercised only by (i) Participant's completion, execution and delivery to the Company of a notice of exercise and, if required by the Company, an "investment letter" as supplied by the Company confirming Participant's representations and warranties in Section 20 of this Agreement, including the representation that Participant is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Participant's notice of exercise. Participant's right to exercise the Option shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Company, of any withholding liability under any state or federal law arising in connection with exercise of the Option. Participant must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is then vested and exercisable). Participant's notice of exercise shall be given in the manner specified in Section 16


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but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company. The notice of exercise and the "investment letter" may be in the form set forth in Exhibit A attached to this Agreement. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected. Payment of the aggregate Purchase Price for Shares Participant has elected to purchase shall be made by cash or good check.

                  (b) Except as otherwise provided in the Plan, upon any exercise of the Option by Participant or as soon thereafter as is practicable, the Company shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has then elected to purchase. Such certificate or certificates shall be registered in the name of Participant and shall bear such legends as the Company deems appropriate.

         6.       RESTRICTIONS ON TRANSFER.

                  (a) Except as provided in subsection (b) below and in Sections 7, 8 and 13 of this Agreement, the Option shall not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis. For this purpose, any reference to Participant shall (when applicable) be deemed to be and include references to Participant's estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

                  (b) In the event of the Participant's death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Participant; provided, that, as a condition precedent to such transfer of any of the Option, each and every prospective transferee shall (i) provide or cause to be provided to the Company, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and
(ii) comply with the provisions of subsection (d) below.

                  (c) Subject to Sections 6(d), 6(e), 9 and 11 of this Agreement, Shares acquired pursuant to exercise of the Option may be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis.


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                  (d)      In the event that, at any time or from time to time,
the Option or any Shares acquired pursuant to exercise of the Option are transferred to any party (other than the Company) pursuant to the provisions hereof, the transferee shall take such Option and/or Shares pursuant to all of the provisions, conditions and obligations of the Plan and this Agreement, and, as a condition precedent to the transfer of such Shares, the transferee shall agree in writing, for and on behalf of such transferee and such transferee's successors and assigns, to be bound by all provisions of the Plan and this Agreement.

                  (e) Notwithstanding any provision of this Agreement to the contrary, Shares acquired pursuant to exercise of the Option shall be subject to the Market Stand-Off provided in Section 3.15 of the Plan.

         7. OPTION OF THE COMPANY TO PURCHASE SHARES UPON TERMINATION OF EMPLOYMENT.

                  (a) In the event of the Termination of Employment of the Participant, the Company shall have the right (but shall not be obligated) to repurchase at the price specified in subsection (c) below any or all of the Shares owned by the Participant and the Participant's estate, executors or administrators, personal or legal representatives, and transferees (direct or indirect).

                  (b) The repurchase right may be exercised by the Company after the Termination of Employment of the Participant by giving written notice of such exercise to the Participant within ninety (90) days following the later of the date of such Termination of Employment or the date on which Shares are purchased upon exercise of the Option, specifying the time and date on which settlement on the purchase of such Shares by the Company is to be made and the number of Shares to be so purchased by the Company. The date specified shall not be later than sixty (60) days after the date such notice is given. Settlement shall be held on the purchase of Shares under this Section 7 at the principal executive offices of the Company or at such other place as the Company shall notify the Participant. At settlement, the Participant shall deliver to the Company the required materials described below and, simultaneously therewith, the Company shall deliver to the Participant a good check in the amount of the purchase price of the Shares being purchased by the Company pursuant to this
Section 7.

                  (c) The per share purchase price of the Shares purchased and sold pursuant to this Section 7 shall be as follows:

                           (i) If the Termination of Employment giving rise to the purchase by the Company under this Section 7 was other than for Cause, as determined by the


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         Committee in its discretion, then the per share purchase price under this Section 7 shall be the value of the Shares on the date of such Termination of Employment as determined by the Committee in its sole discretion.

                           (ii) If the Termination of Employment giving rise to the purchase by the Company under this Section 7 was for Cause, as determined by the Committee in its discretion, then the per share purchase price under this Section 7 shall be equal to the lesser of the Purchase Price or the value of the Shares on the date of such Termination of Employment as determined by the Committee in its sole discretion.

                  (d) The repurchase right specified in this Section 7 shall terminate when the Company has consummated a public offering.

         8.       RIGHT OF FIRST REFUSAL.

                  (a) Shares may not be sold pursuant to this Section 8 until the fourth anniversary of the Commencement Date.

                  (b) Following the fourth anniversary of the Commencement Date, in the event that the Participant shall receive a Bona Fide Offer (as defined in Section 8(c) hereof) to purchase some or all of the Shares then owned by the Participant (assuming the Participant has purchased some or all of the Shares), and in the further event that the Participant desires to accept such Bona Fide Offer, the Participant shall give written notice to the Company containing the information required by Section 8(d) and offering to sell such Shares to the Company upon the same terms and conditions as are contained in the Bona Fide Offer or upon such other terms to which the Participant consents. The Company shall then have such rights and privileges, for the prescribed time periods, as are set forth in Section 8(e) hereof.

                  (c) The term "Bona Fide Offer" as used in this Agreement means an offer in writing, signed by an offeror or offerors (who must be a person or persons financially capable of carrying out the terms of such Bona Fide Offer) not affiliated in any manner with, or related to, the Participant, in a form legally enforceable, upon its acceptance, against such nonaffiliated and unrelated offeror or offerors.

                  (d) The notice from the Participant to the Company with respect to a Bona Fide Offer under Section 8(a) shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all of the terms and conditions, with the name(s), address(es) and business(es) or other occupation(s) of the nonaffiliated and unrelated offeror or offerors. Any


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notice that does not contain all such information shall not be considered effective under Section 8(a).

                  (e) For a period of sixty (60) days from its receipt of the Participant's notice under Section 8(a) the Company shall have the right, at its sole option, to purchase the Shares so offered. Such right of the Company may be exercised by the Company by giving written notice of such exercise to the Participant within such sixty (60) day period. Such notice from the Company shall specify the time and date on which settlement in connection with the exercise of such right is to be made. The date specified shall not be later than ninety (90) days from the date such notice is given by the Company. Settlement shall be held on the purchase of Shares under this Section 8 at the principal executive offices of the Company or at such other place as the Company shall notify the Participant. At settlement, the Participant shall deliver to the Company the materials required pursuant to Section 9 hereof and, simultaneously therewith, the Company shall deliver to the Participant the purchase price for such Shares in the amount, manner and form provided for in the Bona Fide Offer.

                  (f)      If the Company shall not elect, within such sixty
(60) day period, to purchase all of the Shares covered by the Bona Fide Offer, the Participant shall have the right to accept the Bona Fide Offer in whole (but not in part) and to sell such Shares, subject to the provisions and restrictions of this Agreement, but only in strict accordance with all of the provisions of the Bona Fide Offer and only if the sale is fully consummated within ninety (90) days after the date the Participant gives the notice required by Section 8(a). In the event that such sale is not fully consummated within such ninety (90) day period, the provisions of this Section 8 must again be complied with by the Participant before the Participant may sell Shares pursuant to this Section 8.

                  (g) The right of first refusal specified in this Section 8 shall terminate when the Company has consummated a public offering.

                  (h) The right of first refusal specified in this Section 8 shall be freely assignable by the Company. The right of first refusal specified in this Section 8 is a separate and independent obligation of the Participant and shall survive any termination of the Participant's service with the Employer as an employee, director or otherwise. Furthermore, such right shall not be construed as an absolute obligation on the part of the Company to repurchase any portion of the Shares that is tendered.

         9. DELIVERY OF STOCK AND DOCUMENTS. Upon the closing of any purchase by the Company of any Shares pursuant to Section 7 or 8 of this Agreement, the Participant, his executor, administrator or beneficiaries shall deliver to the Company the certificate or certificates representing the Shares being sold, free and clear of all options, contracts, commitments, liens,


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pledges, security interests and other encumbrances, duly endorsed for transfer, and such assignments and other documents and instruments evidencing the title of the Participant and of the Participant's compliance with this Agreement as may be reasonably required by the Company or by counsel for the Company, together with appropriate duly signed stock powers transferring such Shares to the Company, and the Company shall deliver to the Participant, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the Shares being sold. Upon the closing of such repurchase, the Participant shall be deemed to have represented and warranted to the Company (and, if requested by the Company, shall then represent and warrant in writing) that the Participant owns the Shares being purchased, free and clear of all options, contracts, commitments, liens, pledges, security interests and other encumbrances. The Participant agrees to indemnify the Company against any and all losses, damages, liabilities, claims, actions, proceedings, judgments, costs and expenses (including reasonable attorneys' fees) arising out of any breach of such representation and warranty.

         10. SHAREHOLDERS AGREEMENT. AS a condition to receipt of any Shares upon exercise of the Option, upon request by the Company, Participant, (and any transferees, the successors and assigns of the Participant or any transferee) shall become a party to any agreement between the Company and any of its shareholders existing at the time of exercise of the Option and shall sign a copy of such agreement.

         11. TERMINATION OF RESTRICTIONS. Any or all restrictions on transferability of the Shares under Section 6 of this Agreement shall terminate upon the adoption of resolutions by the Committee expressly terminating such restrictions and provisions; provided, however, that no termination under this
Section 11 shall be deemed to affect any restrictions imposed by any applicable federal or state securities law, rule, regulation or order with respect to the ownership, sale or disposition by Participant of any of the Shares.

         12. RIGHTS PRIOR TO EXERCISE. Participant will have no rights as a shareholder with respect to the Shares except to the extent that Participant has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

         13. SALE OR OTHER DISPOSITION BY MAJORITY INTEREST. Participant hereby irrevocably appoints the Company and its President, or either of them, as Participant's agents and attorneys-in-fact, with full power of substitution for and in Participant's name, to sell, exchange, transfer or otherwise dispose of all or a portion of Participant's Shares and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such powers of attorney to become operable only in connection with a Change in Control or Corporate Reorganization. Any sale, exchange, transfer or other disposition of all or a portion of Participant's Shares pursuant to the foregoing powers of attorney


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shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock owned by the holder or holders of a majority of the issued and outstanding shares of Stock. For purposes of determining the sale price per share of the Shares under this Section 13, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Stock in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this Section 13) or obligation on either the Company or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of Participant or the occurrence of any other event.

         14. ENGAGEMENT OF PARTICIPANT. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Employer shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Employer to terminate the employment of Participant at any time and for any reason. By Participant's execution of this Agreement, Participant acknowledges and agrees that Participant's employment is "at will." No change of Participant's duties as an employee of the Employer shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

         15. BURDEN AND BENEFIT; COMPANY. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Section 15, the term the "Company" shall also include any corporation which is the parent or a subsidiary of the Company or any corporation or entity which is an affiliate of the Company by virtue of common (although not identical) ownership, and for which Participant is providing services in any form during Participant's employment with the Company or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and any such other corporation or entity.

         16. NOTICES. Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the President, and, in the case of Participant, to Participant's address as shown on the Company's records.


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         17.      SPECIFIC PERFORMANCE. Strict compliance by Participant shall be required with each and every provision of this Agreement. The parties hereto agree that the Shares are unique, that Participant's failure to perform the obligations provided by this Agreement will result in irreparable damage to the Company and that specific performance of Participant's obligations may be obtained by suit in equity.

         18. MODIFICATIONS. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

         19. TERMS AND CONDITIONS OF PLAN. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

         20. COVENANTS AND REPRESENTATIONS OF PARTICIPANT. Participant represents, warrants, covenants and agrees with the Company as follows:

                  (a) The Option is being received for Participant's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof.

                  (b) Participant is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

                  (c) Participant has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for Participant to make an informed decision with respect to the investment in the Company represented by the Option and any Shares issued upon its exercise.

                  (d) Participant is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and Participant acknowledges that Participant must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.


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                  (e)      Participant understands and agrees that the Shares
subject to the Option may be issued and sold to Participant without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

                  (f) Shares issued to Participant upon exercise of the Option will not be offered for sale, sold or transferred by Participant other than pursuant to: (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, or a transaction otherwise in compliance with such Act; and (iii) evidence satisfactory to the Company of compliance with all applicable state and federal securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

                  (g) The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Participant without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Participant.

                  (h) Participant shall, during the entire period of his employment with the Employer and for a period of ninety (90) days following Termination of Employment, observe the Company's securities trading policies in effect from time to time during such period of employment and/or during such post-employment period.

                  (i) Participant has not relied upon the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Participant acknowledges that, as a result of the grant and/or exercise of the Option, Participant may incur a substantial tax liability. Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections Participant may be required or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Employer, Participant agrees that the Employer may determine such value and that Participant will observe any determination so made by the Employer in all returns and elections filed by Participant. In the event the Employer is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Participant agrees that the Employer may withhold such taxes from any monetary amounts otherwise payable by the Employer to Participant and that, if such amounts are insufficient to cover the taxes required to be collected by the Employer, Participant will pay to the Employer such additional amounts as are required.

                  (j) The agreements, representations, warranties and covenants made by Participant herein with respect to the Option shall also extend to and apply to all of the Shares issued to Participant from time to time pursuant to exercise of the Option. Acceptance by Participant of any certificate representing Shares shall constitute a confirmation by Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

         21. LIMITATION OF LIABILITY. The liability of the Company, the Board, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Participant with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

         22. UNSECURED AND UNFUNDED AGREEMENT. Any rights of the Participant hereunder shall be no greater than the right of an unsecured general creditor of the Company. Any payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

         23. ENTIRE AGREEMENT. The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and Shares other than as set forth in this Agreement. Participant accepts the Option in full satisfaction of any and all obligations of the Company with respect to options granted or to be granted to Participant, pursuant to the Plan or otherwise. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

         24. SEVERABILITY. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

         25. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company and Participant have executed this Agreement and affixed their seals hereto as of the day and year first above written.

ATTEST:                                      HIGH SPEED NET SOLUTIONS, INC.


/s/ Alan R. Kleinmaier                       By: /s/ Andrew Fox
------------------------------------         -----------------------------------
Secretary                                    President

[CORPORATE SEAL]

WITNESS:                                     PARTICIPANT


                                                                          (SEAL)
------------------------------------         -----------------------------
                                             [NAME]

                                    EXHIBIT A

High Speed Net Solutions, Inc.
434 Fayetteville Street Mall
Suite 2120
Raleigh, North Carolina 27601

Attention: President

Re: Exercise of Nonqualified Stock Option under the High Speed Net Solutions, Inc. Equity Compensation Plan

Dear Sir:

         Pursuant to the terms and conditions of that certain High Speed Net Solutions, Inc. Nonqualified Stock Option Agreement, dated __________________ ______________________ (the "Agreement"), I hereby provide notice of my desire to exercise the stock option evidenced by the Agreement (the "Option") and thereby purchase _____________ shares [MUST BE AT LEAST 100 SHARES OR ANY SMALLER NUMBER OF SHARES AS TO WHICH THE OPTION IS VESTED AND EXERCISABLE] of the common stock of High Speed Net Solutions, Inc. and I hereby tender payment in full for such shares in accordance with the terms of the Agreement.

         I hereby reaffirm that the representations and warranties made in
Section 20 of the Agreement are true and correct as of the date of exercising this option.

         [I hereby agree to sign the Shareholders Agreement referenced in
Section 10 of the Agreement.]

                                             Very truly yours,


                                             -----------------------------------
                                             Name:
                                                  ------------------------------

                                             Date:
                                                  ------------------------------


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